AMENDMENT TO
AMENDED AND RESTATED CUSTODY AGREEMENT

         This Amendment to the Amended and Restated Custody Agreement (this “Amendment”), dated February 22, 2011, is made and entered into by and among LKCM Funds, a Delaware business trust (“Trust”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (“Custodian”).

WHEREAS, the Trust and the Custodian are parties to that certain Amended and Restated Custody Agreement, dated November 17, 2009 (the “Agreement”).

WHEREAS, the Board of Trustees of the Trust has approved the establishment of the LKCM Small-Mid Cap Equity Fund (the “Fund”), a new series of the Trust; and

WHEREAS, the parties desire to amend the Agreement to extend the terms and provisions thereof to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit C of the Agreement shall be replaced in its entirety by Exhibit C attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Jacob D. Smith	By: /s/ Michael R. McVoy

Name: Jacob D. Smith	Name: Michael R. McVoy

Title: Chief Financial Officer /Chief Compliance Officer	Title: Vice President

EXHIBIT C

Separate Series of LKCM Funds

Name of Series
LKCM Small Cap Equity Fund (Institutional Class)
LKCM Small Cap Equity Fund (Adviser Class)
LKCM Equity Fund (Institutional Class)
LKCM Equity Fund (Adviser Class)
LKCM Balanced Fund
LKCM Fixed Income Fund
LKCM International Fund
LKCM Aquinas Growth Fund
LKCM Aquinas Value Fund
LKCM Aquinas Small Cap Fund
LKCM Small-Mid Cap Equity Fund (Institutional Class)
LKCM Small-Mid Cap Equity Fund (Adviser Class)

LKCM Funds DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Effective May 1, 2011

Annual fee based upon market value per fund*:
[   ] basis point on the balance
Minimum annual fee per fund - $[   ]

Portfolio Transaction Fees
$[   ] per disbursement (waived if U.S. Bancorp is Administrator)
$[   ] per US Bank repurchase agreement transaction
$[   ] per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$[   ] per portfolio transaction processed through our New York custodian definitive security (physical)
$[   ] per principal paydown
$[   ] per option/future contract written, exercised or expired
$[   ] per Cedel/Euroclear transaction
$[   ] per mutual fund trade
$[   ] per Fed Wire
$[   ] per margin variation Fed wire
$[   ] per short sale
$[   ] per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus [   ].

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	[ ]	Lebanon	All	[ ]	[ ]
Australia	All	[ ]	[ ]	Lithuania	All	[ ]	[ ]
Austria	All	[ ]	[ ]	Luxembourg	All	[ ]	[ ]
Bahrain	All	[ ]	[ ]	Malaysia	All	[ ]	[ ]
Bangladesh	All	[ ]	[ ]	Mali*	All	[ ]	[ ]
Belgium	All	[ ]	[ ]	Malta	All	[ ]	[ ]
Benin*	All	[ ]	[ ]	Mauritius	All	[ ]	[ ]
Bermuda	All	[ ]	[ ]	Mexico	All	[ ]	[ ]
Botswana	All	[ ]	[ ]	Morocco	All	[ ]	[ ]
Brazil	All	[ ]	[ ]	Namibia	All	[ ]	[ ]
Bulgaria	All	[ ]	[ ]	Netherlands	All	[ ]	[ ]
Burkina Faso*	All	[ ]	[ ]	New Zealand	All	[ ]	[ ]
Canada	All	[ ]	[ ]	Niger*	All	[ ]	[ ]
Cayman Islands*	All	[ ]	[ ]	Nigeria	All	[ ]	[ ]
Channel Islands*	All	[ ]	[ ]	Norway	All	[ ]	[ ]
Chile	All	[ ]	[ ]	Oman	All	[ ]	[ ]
China“A” Shares	All	[ ]	[ ]	Pakistan	All	[ ]	[ ]
China“B” Shares	All	[ ]	[ ]	Peru	All	[ ]	[ ]
Columbia	All	[ ]	[ ]	Philippines	All	[ ]	[ ]
Costa Rica	All	[ ]	[ ]	Poland	All	[ ]	[ ]
Croatia	All	[ ]	[ ]	Portugal	All	[ ]	[ ]
Cyprus*	All	[ ]	[ ]	Qatar	All	[ ]	[ ]
Czech Republic	All	[ ]	[ ]	Romania	All	[ ]	[ ]
Denmark	All	[ ]	[ ]	Russia	Equities/Bonds	[ ]	[ ]
Ecuador	All	[ ]	[ ]	Russia	MINFINs	[ ]	[ ]
Egypt	All	[ ]	[ ]	Senegal*	All	[ ]	[ ]
Estonia	All	[ ]	[ ]	Singapore	All	[ ]	[ ]
Euromarkets(3)	All	[ ]	[ ]	Slovak Republic	All	[ ]	[ ]
Finland	All	[ ]	[ ]	Slovenia	All	[ ]	[ ]
France	All	[ ]	[ ]	South Africa	All	[ ]	[ ]
Germany	All	[ ]	[ ]	South Korea	All	[ ]	[ ]
Ghana	All	[ ]	[ ]	Spain	All	[ ]	[ ]
Greece	All	[ ]	[ ]	Sri Lanka	All	[ ]	[ ]
Guinea Bissau*	All	[ ]	[ ]	Swaziland	All	[ ]	[ ]
Hong Kong	All	[ ]	[ ]	Sweden	All	[ ]	[ ]
Hungary	All	[ ]	[ ]	Switzerland	All	[ ]	[ ]
Iceland	All	[ ]	[ ]	Taiwan	All	[ ]	[ ]
India	All	[ ]	[ ]	Thailand	All	[ ]	[ ]
Indonesia	All	[ ]	[ ]	Togo*	All	[ ]	[ ]
Ireland	All	[ ]	[ ]	Trinidad & Tobago*	All	[ ]	[ ]
Israel	All	[ ]	[ ]	Tunisia	All	[ ]	[ ]
Italy	All	[ ]	[ ]	Turkey	All	[ ]	[ ]
Ivory Coast	All	[ ]	[ ]	UAE	All	[ ]	[ ]
Jamaica*	All	[ ]	[ ]	United Kingdom	All	[ ]	[ ]
Japan	All	[ ]	[ ]	Ukraine	All	[ ]	[ ]
Jordan	All	[ ]	[ ]	Uruguay	All	[ ]	[ ]
Kazakhstan	All	[ ]	[ ]	Venezuela	All	[ ]	[ ]
Kenya	All	[ ]	[ ]	Vietnam*	All	[ ]	[ ]
Latvia	Equities	[ ]	[ ]	Zambia	All	[ ]	[ ]
Latvia	Bonds	[ ]	[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Base Fee - A monthly base charge of $[  ] per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[  ]  per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.